UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2017

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item	8.01. Other Events.

On March 20, 2017, First United Corporation (the “Company”) completed its previously announced rights offering to shareholders (the “Rights Offering”) pursuant to which the Company sold an aggregate of 783,626 shares of its common stock at a subscription price of $11.93 per share, for aggregate gross proceeds of approximately $9.35 million. The terms of the Rights Offering contemplated the possibility of a separate standby offering to certain accredited investors (the “Standby Offering”) in the event that the Rights Offering was not fully subscribed by the Company’s shareholders. The Company did not sell any shares of its common stock in the Standby Offering because the Rights Offering was fully subscribed by shareholders through a combination of the exercise of their basic subscription privileges and their oversubscription privileges. The Company’s press release announcing the closing of the Rights Offering is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: March 21, 2017	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
Chairman, President & CEO

2

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 20, 2017 (filed herewith)